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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 7, 2005


                               LMI AEROSPACE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Missouri
                 (State or Other Jurisdiction of Incorporation)

                  0-24293                                  43-1309065
         (Commission File Number)              (IRS Employer Identification No.)

 3600 Mueller Road, St. Charles, Missouri                     63301
 (Address of Principal Executive Offices)                   (Zip Code)


                                 (636) 946-6525
              (Registrant's Telephone Number, Including Area Code)


         (Former Name or Former Address, If Changed Since Last Report.)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

At the Annual Meeting of the shareholders of Registrant held on July 7, 2005 (the "2005 Annual Meeting"), the shareholders of the Registrant approved the LMI Aerospace, Inc. 2005 Long-Term Incentive Plan (the "2005 Plan"). The 2005 Plan is an equity-based incentive plan that will allow the Registrant to grant awards to participants thereunder meeting the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The more salient provisions of the 2005 Plan are as follows:

         Administration of the 2005 Plan. The "2005 Plan is administered by the Compensation Committee of the Registrant's Board of Directors (the "Compensation Committee"). The Compensation Committee has the authority, among other things, to designate those persons to whom awards are to be granted, to grant awards under the 2005 Plan, to determine the types of awards to be granted to each participant under the 2005 Plan and the terms thereof, to construe and interpret the provisions of the 2005 Plan and any related instrument or agreement and to take action as it deems necessary or advisable for the administration of the 2005 Plan.

         Number of Authorized Shares. Subject to adjustment to prevent dilution or enlargement of benefits under certain circumstances, a total of 1,200,000 shares of the Registrant's common stock are currently reserved for issuance in connection with awards granted under the 2005 Plan.

         Eligibility and Participation. Any Director (including any non-employee Director), officer, employee or other eligible individual providing services to the Registrant or any of its subsidiaries or any other eligible individual designated by the Compensation Committee.

         Types of Awards. The 2005 Plan provides for the grant of non-qualified stock options, incentive stock options that qualify under Section 422 of the Code, restricted stock, restricted stock units, stock appreciation rights, performance awards, other stock-based awards and cash bonus awards.

The above description of the 2005 Plan is qualified in its entirety by reference to the actual terms of the 2005 Plan, the full text of which is filed with this Current Report on Form 8-K as Exhibit 10.1.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

At a meeting duly held on July 7, 2005 following the completion of the 2005 Annual Meeting (the "Directors' Meeting"), the Board of Directors of the Registrant terminated the Registrant's Amended and Restated 1998 Stock Option Plan (the "1998 Plan") so that no further options will be granted thereunder. However, all previously granted options which remain outstanding under the 1998 Plan continue to be subject to the terms, provisions and conditions thereof, as well as those contained in the related stock option agreement between the Registrant and each optionee. This action by the Board of Directors results from the approval by the shareholders of the



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Registrant (referred to in Item 8.01 below) of the Registrant's 2005 Plan, which replaces the 1998 Plan.

ITEM 8.01. OTHER EVENTS.

At the 2005 Annual Meeting, the shareholders of the Registrant took the following actions:

         o elected Sanford S. Neuman as a class one director for a term expiring in 2008 or until his successor is elected and qualified;

         o ratified the selection of BDO Seidman, LLP to serve as the Company's independent registered public accounting firm; and

         o        approved the 2005 Plan.


At the Directors' Meeting, the directors took the following actions:

         o        appointed Joseph Burstein as the Chairman of the Board;

         o appointed its officers for the ensuing year, consisting of Ronald S. Saks, President and Chief Executive Officer, Robert Grah, Vice President - Central Region, Brian Olson, Vice President - West Region and Lawrence E. Dickinson - Chief Financial Officer and Secretary;

         o reconstituted the membership of the Registrant's Audit Committee, and appointed Paul L. Miller, Jr., John M. Roeder, Joseph Burstein and Thomas G. Unger members thereof; Mr. Roeder was appointed Chairman of the Audit Committee (Mr. Unger, who remains a member of the Audit Committee, having relinquished his chairmanship);

         o reconstituted the membership of the Registrant's Compensation Committee, and appointed Sanford S. Neuman, Paul L. Miller, Jr. and John M. Roeder members thereof; Mr. Neuman was appointed Chairman of the Compensation Committee; and

         o authorized the filing of a registration statement on Form S-8 relating to the 2005 Plan and the shares of common stock covered thereunder (the "Plan Shares").


As indicated in Item 1.02 above, the directors also have terminated the Registrant's 1998 Stock Option Plan which was replaced by the 2005 Long-Term Incentive Plan.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.


Exhibit No.       Description
-----------       -----------
10.1              LMI Aerospace 2005 Long-Term Incentive Plan



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July ___, 2005


                                     LMI AEROSPACE, INC.


                                     By:
                                        ----------------------------------------
                                        Lawrence E. Dickinson
                                        Chief Financial Officer and Secretary



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                                  EXHIBIT INDEX


Exhibit
Number                     Description
------                     -----------
10.1                       LMI Aerospace, Inc. 2005 Long-Term Incentive Plan